Exhibit 10.8A
                              Consulting Agreement

     THIS CONSULTING AGREEMENT ("Agreement") is entered into this 1st day of December 1998 by ad between Ginsite Materials, Inc. (NASDAQ BB: GSIT) a Florida corporation ("The Company:), and Intercontinental Capital Corp. ("Consultant") a Georgia corporation.

                                    RECITALS

     A. Consultant, through the expenditure of considerable money, time and effort, has created and developed, and is continuing to improve an efficient system for providing financial services (The "Services") to private and public companies.

     B. The Company desires to obtain the assistance of Consultant, and Consultant is willing to provide such assistance, with respect to the Services.

Now, Therefore, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties. The Company and Consultant hereby agrees as follows:

1. Appointment as Consultant / Scope of Services. The Company hereby engages Consultant as a consultant in connection with the Services. Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth. Consultant shall have an exclusive right to perform such services agreed upon regarding the placement of common shares of GSIT.

2. Term. This Agreement shall be initially for a period of Three (3) months, and is subject to continued acceptable performance as determined by the Company. The Company reserves the right to cancel this agreement if Consultants performance is not acceptable at the sole discretion of the Company. Any additional closings or advances made between the parties introduced through this agreement for a period of One (1) year form this date shall provide for the same terms and conditions regarding compensation as identified in section 4 of this agreement. At the conclusion of 1 year from the signing of this agreement no additional payments will be made to the Consultant unless a new agreement is entered into.

3. Services of the Consultant. (A) Consultant agrees that during the term of this agreement, unless this agreement is sooner terminated pursuant to its terms, consultant shall perform the Services, including more specifically those services described in Schedule (A) attached hereto and incorporated herein by reference (collectively "The Services"). The parties agree that the work performed by Consultant will be governed by the general terms and conditions of this agreement, which will be controlling. (B) The services performed by Consultant may be performed at days and times, and in the order and sequence as consultant deems desirable

Note: Per Eugene Ladin, CFO, contract was not renewed after 3 month period due to non- performance by Intercont'l. /s/CMH 3/3/99


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4.  Compensation.  As  compensation  for  Consultant's  services as a consultant pursuant hereto, the Company agrees to: Pay consultant for its services (a "Closing") for any purchaser/Securities firm etc. it identified and that is acceptable to GSIT/Seller a fee equal to 5.0% of the gross proceeds. Company further authorized the payment of the cash portion of this agreement to be deducted from the gross proceeds at closing and paid per Consultant's wire instructions from either the Seller or from the Company.

5. Expenses. Consultant shall be responsible for any and all of its expenses incurred in connection with the performance of the services.

6. Arbitration. The parties shall resolve any disputes arising hereunder before a panel of three arbitrators selected to pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in Miami. Each party shall bear their own attorney's fees and costs of such arbitration. Disputes under this agreement as well all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of Florida (without regard to its conflicts of law principles). The successful party in the arbitration proceedings shall be entitled to seek an award of reasonable attorney's fee's from the Arbitrators.

7. Obligations of the Company. The Company hereby agrees to cooperate with the Consultant and to provide Consultant with access to all information reasonably requested by Consultant related to the services.

8. Representations and Warranties of the Consultant. Consultant hereby represents and warrants as of the date hereof each of the following: (a) Consultant has the requisite power and authority to enter into this agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by Consultant and the consummation by Consultant of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of the Consultant is necessary to authorize this agreement and such transaction.

9. Representations and Warranties of the Company. Company hereby represents and warrants as of the date hereof each of the following: (a) The Company has the requisite corporate power and authority to enter into the agreement and to carry out its obligations hereunder. The execution and delivery of this agreement by the Company and the consummation by Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this agreement and such transaction.

I. The Consultants services shall include but not be limited to the following:

        a. Consultant shall act generally as an adviser to the Company with respect to potential investors introduced to the Company by the Consultant.

        b. As the Company shall request or direct, Consultant shall assist in establishing and advising the Company with respect to meetings with members of the financial community, both in the United States and foreign.



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II. The Parties  recognize that certain  responsibilities  and  obligations  are imposed by both US and foreign securities laws as well as by the applicable rules and regulations of the NASDAQ, in-house "due diligence" or "compliance" departments of Brokerage houses, etc. Accordingly Consultant agrees to the following limitations on services:

        1. Consultant shall NOT release any financial or other information or data about the Company without the consent and approval of the Company.

        2. Consultant shall NOT conduct any meeting with financial analyst without informing the Company in advance of the proposed meeting and the format or agenda of such meeting and the Company may elect to have a representative of the Company attend such meeting.

        3. Consultant shall NOT release and information of data about the Company to any selected or limited person(s) entity, or group if Consultant is aware that such such information of data has been generally released or promulgated.

        4. Consultant shall NOT take any action or advise or knowingly permit the Company to take any actions, which would violate any foreign securities laws or rules and regulations issued thereunder.

III. It is understood that this agreement is reciprocal between the signatories concerning their privileged information and contracts, including but not limited to the covenants, terms and conditions contained therein.

IV. The signatories of this document agree that no effort shall be made to circumvent this agreement or the agreed terms thereof in an effort to gain fees, commissions, remunerations or considerations to the benefit of one or more of the signatories of this document, while excluding equal or agreed benefit to any other signatories of this document.

10. Notices. Any notice of communication to be given under the terms of this agreement shall be in writing and delivered in person or deposited certified or registered, in the United States mail, postage prepaid, addressed as follows:

If to Consultant:            Intercontinental Capital Corp.
                             Att: Gerald Alexander
                             8351 Roswell Rd. #239
                             Atlanta, Ga.  30350       770-551-9570 fx: 551-9503

If to the Company:           Ginsite Materials, Inc.
                             Att: Mr. Eugene Ladin, CFO
                             6781 West Sunrise Blvd.
                             Plantation, Fl.  33313    954-321-9616 fx: 321-9667

11. Entire Agreement. This agreement constitutes and embodies the full and complete understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior understandings whether oral or in writing and may not be modified except by writing signed by the Parties hereto.

IN WITNESS WHEREOF, this Consulting Agreement has been executed as of the day and year first written below.

Company: Ginsite Materials, Inc.

By:   /s/ Eugene Ladin                          date: Dec. 1, 1998
 --------------------------
  Eugene Ladin, CFO

Consultant: Intercontinental Capital Corp.

By: /s/ Gerald Alexander                        Date: December 1, 1998
----------------------------
 Gerald Alexander, President



          8351 Roswell Rd #329, Atlanta, Ga. 30350 770-551-9570 fx 9503